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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement No. 33-94636 on Form S-8 pertaining to the Ultimate Electronics, Inc. 401(k) Retirement Savings Plan of our report dated April 20, 2001, with respect to the financial statements and schedule of the Ultimate Electronics, Inc. 401(k) Retirement Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2000.


                                       /s/ Ernst & Young LLP


Denver, Colorado
July 5, 2001